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                                                                     EXHIBIT 5.1


                          (CONNER & WINTERS LETTERHEAD)

                          ATTORNEYS & COUNSELORS AT LAW

                             Conner & Winters, P.C.
                             3700 First Place Tower
                              15 East Fifth Street
                           Tulsa, Oklahoma 74103-4344
                                  918-586-5711
                                Fax 918-586-8982
                                  www.cwlaw.com
                                   -----------
                             Writer's Direct Number
                                  918-586-5691
                               Writer's Fax Number
                                  918-586-8548
                             Writer's E-mail Address
                                lmoore@cwlaw.com



                                December 9, 2003

Unit Corporation
7130 South Lewis, Suite 1000
Tulsa, Oklahoma 74136

     Re:  Unit Corporation
          Registration Statement on Form S-3
          File No. 333-104165 (the "Registration Statement")

Gentlemen:

         We have acted as special counsel for Unit Corporation, a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and with respect to the issuance and sale by the Company of up to 2,300,000 shares of the Company's common stock, par value $0.20 per share (the "Common Stock) being offered pursuant to the prospectus supplement dated December 9, 2003 (the "Prospectus Supplement"). As described in the Prospectus Supplement, the Company is selling the Common Stock pursuant to an Underwriting Agreement dated December 9, 2003 (the "Underwriting Agreement") between the Company and Banc of America Securities LLC as representative of the underwriters (the "Underwriters").

         We have examined the Registration Statement and the Prospectus Supplement. In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or


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Unit Corporation
December 9, 2003
Page 2



any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         We have also assumed that prior to the issuance of the Common Stock, the effectiveness of the Registration Statement shall not have been terminated or rescinded.

         We have further assumed that the Common Stock will be offered and sold pursuant to and in accordance with the terms and conditions set forth in the Underwriting Agreement covering the sale by the Company and the purchase by the Underwriters of the Common Stock as authorized by the Board of Directors of the Company, and providing, among other things, for payment to the Company of such consideration for such purchase and sale as shall constitute sufficient and valid consideration pursuant to the Amended and Restated Certificate of Incorporation, and the By-Laws of the Company and the laws of the State of Delaware.

         Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined referred to above, we are of the opinion that the shares of Common Stock included in the Prospectus Supplement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

         Our opinion expressed above is limited to the laws of the State of New York, the corporate laws of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions), and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of Delaware law, we have relied exclusively on the latest standard compilations of such statutes, constitutional provisions and judicial decisions as reproduced in commonly accepted unofficial publications available to us.

         This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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Unit Corporation
December 9, 2003
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                                                      Yours very truly,

                                                      CONNER & WINTERS, P.C.